Exhibit 10.1

FIRST AMENDMENT

TO

INTEREST PURCHASE AGREEMENT

AND

WARRANTS

This First Amendment to Interest Purchase Agreement and Warrants (this “Amendment”), dated as of July 7, 2016, amends that certain Interest Purchase Agreement, dated as of May 17, 2016, by and among NXT-ID, Inc., a Delaware corporation (“Buyer”), LOGICMARK, LLC, a Delaware limited liability company (“Logicmark” or the “Company”), and each of LOGICMARK INVESTMENT PARTNERS, LLC, a Delaware limited liability company, GOTTLIEB FAMILY, LLC, a Virginia limited liability company, BEN CORNETT, KEVIN O’CONNOR and GENERATION3 PARTNERS I, LLC, a Delaware limited liability company (each, as a “Seller” and, together, the “Sellers”), and LOGICMARK INVESTMENT PARTNERS, LLC, a Delaware limited liability company, as Seller Representative (the “Purchase Agreement”) and each of those certain Warrants, dated as of May 17, 2016, issued by Buyer in favor of each Seller (together, the “Warrants”). Capitalized terms used and not defined herein shall have the meanings set forth in the Purchase Agreement.

WHEREAS, Section 9(i) of the Purchase Agreement provides that the Purchase Agreement may be amended by mutual written consent of Buyer and Seller Representative.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and the Seller Representative, on behalf of the Sellers, hereby agree as follows:

1.             Amendments. The Purchase Agreement and the Warrants are hereby amended as follows:

(a)                Extension of Termination Date. Section 9(r)(ii)(1) of the Purchase Agreement is amended by replacing “June 30, 2016” with “July 22, 2016”.

(b)               Payment of Break-Up Shares at Closing. In addition to becoming fully exercisable on the Termination Date (as defined in the Warrants), the Warrants for the Break-Up Shares shall also become fully exercisable for all or any portion of the Break-Up Shares on the Closing Date and the Purchase Agreement and the Warrants are amended accordingly.

(c)                Seller Note. Up to $2,500,000 of the Unadjusted Purchase Price may be paid by Buyer by delivery at Closing of a secured subordinated promissory note in the aggregate principal amount of up to $2,500,000 (the “Seller Note Amount”) in favor of the Seller Representative (for the benefit of Sellers), in form and substance acceptable to the Seller Representative (the “Seller Note”). Accordingly, Section 2(b)(i) of the Purchase Agreement shall be amended to by replacing the “Escrow Amount” with the “Seller Note Amount” and to provide that Buyer shall deliver the Seller Note to the Seller Representative at Closing.

(d)               Funding of Escrow Amount. The Escrow Amount shall not be funded at Closing and instead shall be funded from amounts payable by Buyer under the Seller Note after the repayment to the order of the Seller Representative of $1,000,000 of Seller Note principal, plus all accrued and unpaid interest on the entire principal amount of the Seller Note. Accordingly, Purchase Agreement shall be amended in Section 2(b)(ii) by replacing “at the Closing” with the “on the sixtieth (60th) day following the Closing Date from amounts payable under, and in accordance with, the Seller Note” and to provide that the Escrow Agreement shall not be entered into and delivered until such later date.

(e)                Equity Raise Obligations. In order to fund the repayment in full of the amounts due under the Seller Note (including principal and all accrued and unpaid interest thereunder) and any unpaid Earn-Out Payments, Buyer shall use best efforts to expeditiously (but by no later than the sixtieth (60th) day following the Closing Date or the due date for any Earn-Out Payment, as applicable) raise capital sufficient for such purposes, including, without limitation, by immediately seeking and obtaining stockholder approval required by Buyer to consummate a private placement, and/or registered public offering, of the equity securities of Buyer, in compliance with all applicable laws and regulations, including applicable stock exchange rules and regulations, which best efforts shall be maintained by Buyer on an ongoing basis until the Seller Note is has been fully satisfied. In connection therewith, subject to Buyer’s confidentiality obligations, Buyer shall keep Sellers currently apprised of all material actions and developments in connection therewith on an ongoing basis, including by delivery to Sellers of all relevant documents and information as requested by or on behalf of Sellers.

2.             Entire Agreement. The Warrants and the Purchase Agreement, as amended by this Amendment, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, that nothing herein shall void or otherwise relieve Buyer from its obligations under that certain Confidentiality Agreement dated September 9, 2015 and joinder thereto dated September 30, 2015, which shall remain in full force and effect after Closing in accordance with the terms thereof. In the event of any conflict between the terms of this Amendment and the terms of the Warrants or the Purchase Agreement, the terms of this Amendment shall govern and control.

3.             Effectiveness. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Warrants or the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the Purchase Agreement, shall mean and be a reference to the Warrants or the Purchase Agreement, as applicable, as amended hereby. Except as specifically amended above, the Warrants and the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.             Governing Law. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.             Counterpart Signature Pages. This Amendment may be executed in one or more counterparts (including by means of facsimile or email of a .pdf copy), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

BUYER:

NXT-ID, INC.

By: _________________________

Name: _________________________
Title: _________________________

SELLER REPRESENTATIVE:

LOGICMARK INVESTMENT PARTNERS, LLC,

solely in its capacity as Seller Representative

By: _________________________

Name: _________________________
Title: _________________________